AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 1999

                                              REGISTRATION NO. 333-___________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------

                       RECKSON SERVICE INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

          DELAWARE                                      11-3383642
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                             225 BROADHOLLOW ROAD
                           MELVILLE, NEW YORK 11747
                                (516) 719-7400

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ------------------------

       RECKSON SERVICE INDUSTRIES, INC. 1998 EMPLOYEE STOCK OPTION PLAN
                           (Full title of the plan)

                            -----------------------

                                 SCOTT RECHLER
                PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                       RECKSON SERVICE INDUSTRIES, INC.
                             225 BROADHOLLOW ROAD
                           MELVILLE, NEW YORK 11747
                                (516) 719-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                   CALCULATION OF REGISTRATION FEE

===================================================================================================================================
       Title of Securities               Amount to            Proposed maximum         Proposed maximum      Amount of registration
         to be registered              be registered         offering price per      aggregate offering                fee
                                                                    unit                  price
---------------------------------- ---------------------- ------------------------- ------------------------ ----------------------
Common Stock, par value
$.01 per share...............             100,000  (1)           $12.91      (2)         $1,291,000   (3)            $359       (4)
===================================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the 1998 Employee Stock Option Plan with respect to which no additional consideration will be paid (i) in the event of a stock dividend, reverse stock split, split up, recapitalization or capital adjustments and (ii) that are issuable pursuant to dividend equivalent rights relating to stock options issued under the 1998 Employee Stock Option Plan.
(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").
(3) Calculated pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices for the Common Stock reported in the consolidated reporting system for last reported over-the-counter securities on August 19, 1999.
(4) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the 1998 Employee Stock Option Plan that are covered by this Registration Statement.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to
Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Reckson Service Industries, Inc. (the "Company") hereby incorporates by reference the documents listed in (a), (b), (c) and (d) below which have previously been filed with the Securities and Exchange Commission.

         (a)      The Annual Report on Form 10-K for the year ended December
                  31, 1998.

         (b) The quarterly reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

         (c) The current reports on Form 8-K (including Form 8-KA) and filed on January 19, 1999, January 25, 1999, March 24, 1999, April 16, 1999, July 16, 1999 and August 13, 1999,
                  respectively.

         (d) The description of the Company's Common Stock contained in the section entitled "Description of RSI Capital Stock" in the Company's registration statement on Form S-1, as amended, filed on January 16, 1998 pursuant to the Securities Act.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law (the "Delaware Law") provides that a corporation may limit the liability of each director to the corporation of its stockholders for monetary damages except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and
(iv) for any transaction from which the director derives an improper personal benefit. The First Amended and Restated Certificate of Incorporation and Bylaws of the Company (the "Amended and Restated Certificate of Incorporation" and "Bylaws", respectively) provide for the elimination and limitation of the personal liability of directors of the Company for monetary damages to the fullest extent permitted by the Delaware Law. In addition, the Amended and Restated Certificate of Incorporation and Bylaws provide that if the Delaware Law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. The effect of this provision is to eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Bylaws provide that the Company shall, to the fullest extent permitted by the Delaware law, as amended from time to time, indemnify and advance expenses to each of its currently acting and former directors, officers, members of the management advisory committee, employees and agents.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS

3(a)*    Certificate of Incorporation of the Company.

3(b)*    Bylaws of the Company.

3(c)**   Amended and Restated Certificate of Incorporation of the Company.

4(a)*    Specimen Share Certificate of Common Stock.

4(b)     Reckson Service Industries, Inc. 1998 Employee Stock Option Plan.

5        Opinion of Brown & Wood LLP.

23(a)    Consent of Brown & Wood LLP (included as part of Exhibit 5).

23(b)    Consent of Ernst & Young LLP.

23(c)    Consent of PricewaterhouseCoopers LLP.

24       Power of Attorney (included on page 5).

* Previously filed as an exhibit to Registration Statement on Form S-1 (No. 333-44419) and incorporated herein by reference.

**       Previously filed as an exhibit to Annual Report on Form 10-K (No.
001-14183) and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         The undersigned registrants hereby undertake:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Reckson Service Industries, Inc. certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Township of Huntington, State of New York, on August 23, 1999.

                                        RECKSON SERVICE INDUSTRIES, INC.

                                        By:  /s/ SCOTT RECHLER
                                           -----------------------------
                                                (Scott Rechler)
                                                 President, Chief Executive
                                                 Officer and Director

                               POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Reckson Service Industries, Inc. hereby severally constitute Scott H. Rechler, Mitchell D. Rechler, and Michael Maturo, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Reckson Service Industries, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                              TITLE                                         DATE

/s/ SCOTT H. RECHLER                President, Chief Executive Officer and Director                            August 23, 1999
------------------------
(Scott H. Rechler)

/s/ MICHAEL MATURO                  Executive Vice President, Chief Financial Officer and Director             August 23, 1999
------------------------            (Financial Officer and Accounting Officer)
(Michael Maturo)

/s/ DONALD J. RECHLER               Chairman of the Board and Director                                         August 23, 1999
------------------------
(Donald J. Rechler)

/s/ ROGER M. RECHLER                Member of Management Advisory Committee and Director                       August 23, 1999
------------------------
(Roger M. Rechler)

/s/ MITCHELL D. RECHLER             Secretary, Member of Management Advisory Committee and                     August 23, 1999
------------------------            Director
(Mitchell D. Rechler)

/s/ GREGG M. RECHLER                Member of Management Advisory Committee and Director                       August 23, 1999
------------------------
(Gregg M. Rechler))

/s/ PAUL AMORUSO                    Director                                                                   August 23, 1999
------------------------
(Paul Amoruso)

/s/ RONALD COOPER                   Director                                                                   August 23, 1999
------------------------
(Ronald Cooper)

                                                   EXHIBIT INDEX

Exhibit No.                Description                                                                    Page
-----------                -----------                                                                    ----
3(a)*                      Certificate of Incorporation of the Company.

3(b)*                      Bylaws of the Company.

3(c)**                     Amended and Restated Certificate of Incorporation of the Company.

4(a)*                      Specimen Share Certificate of Common Stock.

4(b)                       Reckson Service Industries, Inc. 1998 Employee Stock Option Plan.               7

5                          Opinion of Brown & Wood LLP.                                                   17

23(a)                      Consent of Brown & Wood LLP (included as part of
                           Exhibit 5).

23(b)                      Consent of Ernst & Young LLP.                                                  18

23(c)                      Consent of PricewaterhouseCoopers LLP.                                         19

24       Power of Attorney (included on page 5).

* Previously filed as an exhibit to Registration Statement on Form S-11 (No. 333-44419) and incorporated herein by reference.

**      Previously filed as an exhibit to Annual Report on Form 10-K (No.
001-14183) and incorporated herein by reference.